EXHIBIT 3.17

SECRETARY  OF  STATE                                         FILED 08/03/2001
STATE  OF  WYOMING                                         CID: 1998-00333600
THE  CAPITOL                                              WY SECRETARY OF STATE
CHEYENNE,  WYOMING 82002-0020
                                                         DOC. ID: 2000-00407058


ARTICLES  OF  AMENDMENT
(BY  SHAREHOLDERS)

1.   The  name  of  the  corporation  is:  iQuest Networks Inc.


2. After a two for one reverse stock split, Articles 9 and 10 are amended as follows:

     Article  9  is  amended  as  follows:

     The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

     NUMBER OF SHARES  CLASS   SERIES  PAR VALUE PER SHARE

        50,000,000     COMMON   N/A           NIL

     Article  10  is  amended  as  follows:

     The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

     NUMBER OF SHARES  CLASS   SERIES  PAR VALUE PER SHARE

        1,512,994      COMMON   N/A           NIL

3.   The  amendment  was adopted on July 7, 2000 by the shareholders.

4. The designation, number of outstanding shares, number of votes entitled to be cast by the voting group entitled to vote separately on the amendments were 3,025,988 common shares. The number of votes of the voting group indisputably represented at the meeting was 2,010,092.

5. The total number of undisputed votes cast for the amendment to Article 1 by the voting group was 2,010,092. The total number of undisputed votes cast for the amendments to Articles 9 and 10 by the voting group was 2,010,092.


                                                                   RECEIVED
                                                                   WYOMING
                                                              SECRETARY OF STATE


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6.   The  number  of  votes  cast  for  the  amendment  by  the voting group was sufficient  for  approval  by  that  voting  group.


     DATE:  JULY  28/00                  SIGNED: /s/  TONY DRESCHER
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ANTON J. DRESCHER
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                                         TITLE:  SECRETARY/DIRECTOR
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